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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Deltagen, Inc. of our report dated April 6, 2000, relating to the financial statements of Deltagen, Inc., which appears in the Registration Statement (Form S-1 No. 333-34668) for the registration of 10,922,034 shares of its common stock.


PricewaterhouseCoopers LLP
San Jose, CA
August 15, 2000

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